Exhibit 99.1

CONTACTS:

Gilead Info

Jessica Smith, Media

public_affairs@gilead.com

Jacquie Ross, Investors

investor_relations@gilead.com

Kymera Therapeutics Info

Justine Koenigsberg

Vice President, Investor Relations

investors@kymeratx.com

media@kymeratx.com

857-285-5300

GILEAD SCIENCES AND KYMERA THERAPEUTICS ENTER INTO EXCLUSIVE OPTION AND LICENSE AGREEMENT TO DEVELOP NOVEL ORAL MOLECULAR GLUE CDK2 DEGRADERS

Foster City, Calif. & Watertown, Mass. (June 25, 2025) – Gilead Sciences, Inc. (NASDAQ: GILD) and Kymera Therapeutics, Inc. (NASDAQ: KYMR), today announced that they have entered into an exclusive option and license agreement to accelerate the development and commercialization of a novel molecular glue degrader (MGD) program targeting cyclin-dependent kinase 2 (CDK2) with broad oncology treatment potential including in breast cancer and other solid tumors.

CDK2-directed MGDs are a new type of drug designed to remove CDK2 – a key contributor in tumor growth - rather than just inhibiting its function. Traditional inhibitors of CDK2 prevent it from working but often interfere with similar proteins, which can cause undesired side effects. MGDs have the potential to provide more precise, safe and effective treatments for cancers that rely on CDK2 activity by selectively removing this protein from cells.

“MGDs are opening exciting new possibilities in cancer research by offering a way to eliminate disease-driving proteins rather than just blocking them. This mechanism aligns within our oncology scientific framework where we evaluate therapeutic agents that selectively target and kill cancer cells with minimal impact on healthy tissue,” said Flavius Martin, MD, Executive Vice President, Research, Gilead Sciences. “We are delighted to partner with Kymera to advance this novel oral program with the potential to drive meaningful improvements in the standard of care for patients living with breast cancer and other cancers that are inadequately served with existing therapies.”

“We are excited to announce this strategic collaboration with Gilead Sciences, highlighting our dedication to innovation in the field with our first disclosed molecular glue program. We are committed to developing highly selective, potent, oral degrader medicines that address key disease-causing proteins and pathways that are undrugged or inadequately drugged by existing technologies,” said Nello Mainolfi, PhD, Founder, President and CEO, Kymera Therapeutics. “Our highly specific, orally active, CDK2 molecular glue degraders have demonstrated a compelling preclinical profile and have the potential to transform the therapeutic landscape for breast cancer patients and other tumor types with high unmet medical need. We are excited to work with the talented Gilead team to accelerate the development and commercialization of this important program.”

Terms of the Agreement

Under the terms of the agreement, Kymera is eligible to receive up to $750 million in total payments, including up to $85 million in upfront and potential option exercise payments. In addition, Kymera may also receive tiered royalties ranging from high single-digit to mid-teens on net product sales under the collaboration. Kymera will lead all research activities for the CDK2 program. If Gilead exercises its option to exclusively license the program, Gilead will have global rights to develop, manufacture and commercialize all products resulting from the collaboration.

Gilead does not exclude acquired IPR&D expenses from its non-GAAP financial measures. This transaction with Kymera is expected to reduce Gilead’s GAAP and non-GAAP 2025 EPS by approximately $0.02 - $0.03.

About Gilead and Kite Oncology

Gilead and Kite Oncology are working to transform how cancer is treated. We are innovating with next-generation therapies, combinations and technologies to deliver improved outcomes for people with cancer. We are purposefully building our oncology portfolio and pipeline to address the greatest gaps in care. From antibody-drug conjugates and small molecules to cell therapy-based approaches, we are creating new possibilities for people with cancer.

About Gilead Sciences

Gilead Sciences, Inc. is a biopharmaceutical company that has pursued and achieved breakthroughs in medicine for more than three decades, with the goal of creating a healthier world for all people. The company is committed to advancing innovative medicines to prevent and treat life-threatening diseases, including HIV, viral hepatitis, COVID-19, cancer, and inflammation. Gilead operates in more than 35 countries worldwide, with headquarters in Foster City, Calif.

About Kymera Therapeutics

Kymera is a clinical-stage biotechnology company pioneering the field of targeted protein degradation (TPD) to develop medicines that address critical health problems and have the potential to dramatically improve patients’ lives. Kymera is deploying TPD to address disease targets and pathways inaccessible with conventional therapeutics. Having advanced the first degrader into the clinic for immunological diseases, Kymera is focused on building an industry-leading pipeline of oral small molecule degraders to provide a new generation of convenient, highly effective therapies for patients with these conditions. Founded in 2016, Kymera has been recognized as one of Boston’s top workplaces for the past several years. For more information about our science, pipeline and people, please visit www.kymeratx.com or follow us on X or LinkedIn.

Gilead Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors, including Gilead’s ability to realize the anticipated benefits from the collaboration; difficulties or unanticipated expenses in connection with the collaboration and the potential effects on Gilead’s earnings; the ability of the parties to initiate, progress or complete clinical trials within currently anticipated timelines or at all, and the possibility of unfavorable results from ongoing or additional trials, including those involving programs developed pursuant to the collaboration; the ability of the parties to file applications for regulatory approval or receive regulatory approvals in a timely manner or at all for the investigational programs developed pursuant to the collaboration, and the risk that any such approvals may be subject to significant limitations on use; the possibility that the parties may make a strategic decision to discontinue development of any of the investigational programs developed pursuant to the collaboration, and therefore these programs may never be successfully commercialized; and any assumptions underlying any of the foregoing. These and other risks, uncertainties and other factors are described in detail in Gilead’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the U.S. Securities and Exchange Commission. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The reader is cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and is cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation and disclaims any intent to update any such forward-looking statements.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements about Kymera‘s expectations regarding strategy, business plans and objectives on the development of CDK2 degraders, Kymera’s plans with respect to the potential benefits of and Kymera’s expectations with respect to the collaboration with Gilead, the potential achievement of upfront, option exercise, milestone and royalty payments and the extent to which CDK2 degraders generally may address breast cancer and other solid tumors, including the therapeutic potential, clinical benefits and safety thereof. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target,” “upcoming” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from any forward-looking statements contained in this press release, including, without limitation, risks associated with: the ability of each party to perform its obligations under the Kymera and Gilead exclusive option and license agreement, whether the parties will be able to successfully conduct and complete preclinical development, clinical development and commercialization of any drug candidates under the Kymera and Gilead collaboration, the unexpected emergence of adverse events or other undesirable side effects during preclinical and clinical development, whether Kymera will be able to fund development activities and achieve development goals, including those under the Kymera and Gilead collaboration, risks and uncertainties relating to the timing and receipt of payments from Kymera’s collaboration partners, including milestone payments and royalties on future potential product sales, the availability and timing of data from future clinical trials and the results of such trials, the ability to successfully demonstrate the safety and efficacy of drug candidates, the timing and outcome of planned interactions with and submissions to regulatory authorities, the availability of funding sufficient for our operating expenses and capital expenditure requirements and other factors. These risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Kymera‘s most recent Quarterly Report on Form 10-Q and in subsequent filings with the Securities Exchange Commission. In addition, any forward-looking statements represent Kymera’s views only as of today and should not be relied upon as representing Kymera‘s views as of any subsequent date. Kymera explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Availability of Other Information About Kymera Therapeutics

For more information, please visit the Kymera website at https://www.kymeratx.com/ or follow Kymera on X (@KymeraTx) and LinkedIn (Kymera Therapeutics). Investors and others should note that Kymera communicates with its investors and the public using the Company website, including, but not limited to, corporate disclosures, investor presentations, FAQs, Securities and Exchange Commission (SEC) filings, and press releases, as well as on X and LinkedIn. The information that Kymera posts on its website or on X or LinkedIn could be deemed to be material information. As a result, Kymera encourages investors, the media and others interested to review the information that Kymera posts there on a regular basis. The contents of Kymera’s website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

# # #

Gilead and the Gilead logo are trademarks of Gilead Sciences, Inc., or its related companies. The Kymera name and logo are trademarks of Kymera.

For more information about Gilead, please visit the company’s website at www.gilead.com, follow Gilead on X/Twitter (@Gilead Sciences) and LinkedIn (@Gilead-Sciences).